Exhibit 99.2

F D International (Holdings) Limited Financial Statements

Consolidated profit and loss account

for the 9 months ended 30 September

	Unaudited
	2006	2005
	£’000	£’000
Turnover: group and share of joint ventures	51,858	35,588
Less: share of joint ventures’ turnover	(827)	(706)

Group turnover	51,031	34,882
Cost of sales	(3,699)	(2,403)

Gross profit	47,332	32,479
Administrative expenses	(37,630)	(27,776)

Operating profit	9,702	4,703
Share of operating profit in joint venture	316	248

Total operating profit	10,018	4,951
Profit on sale of fixed assets—group	50	29
Interest receivable and similar income
Group	347	19
Joint venture	2	—
Interest payable and similar charges
Group	(2,176)	(1,737)

Profit on ordinary activities before taxation	8,241	3,262
Tax on profit on ordinary activities	(3,302)	(1,291)

Profit for the period	4,939	1,971
Dividends	(1,179)	—

Retained profit for the period	3,760	1,971

1

FD I nternational (Holdings) Limited Financial Statements

Consolidated balance sheet

At 30 September 2006 and 31 December 2005

		Unaudited
		2006		2005
	Notes	£’000	£’000	£’000	£’000
Fixed assets
Intangible assets
Goodwill			36,202		35,956
Tangible assets			2,874		3,003
Investments
Investments in joint ventures
Goodwill		293		293
Share of gross assets		577		324
Share of gross liabilities		(157)		(97)

			713		520

			39,789		39,479
Current assets
Work in progress		1,293		539
Debtors		14,558		12,953
Cash at bank and in hand		13,622		11,231

		29,473		24,723
Creditors: amounts falling due within one year		(21,395)		(19,862)

Net current assets			8,078		4,861

Total assets less current liabilities			47,866		44,340
Creditors: amounts falling due after more than one year (including convertible debt)			(35,762)		(36,514)

Net assets			12,104		7,826

Capital and reserves
Called up share capital			427		421
Share premium account			4,251		3,844
Profit and loss account			7,426		3,561

Equity shareholders’ funds			12,104		7,826

FD Internat ional (Holdings) Limited Financial Statements

Consolidated cash flow statement

for the 9 months ended 30 September

	Unaudited
	2006	2005
	£’000	£’000
Cash inflow from operating activities	8,673	6,157
Dividends from joint ventures	—	—
Returns on investments and servicing of finance	(384)	(449)
Taxation	(2,581)	(784)
Capital expenditure and financial investment	(505)	(771)
Acquisitions and disposals	(180)	(7,984)
Equity dividends paid to shareholders	(1,179)	—

Cash (outflow)/inflow before financing	3,844	(3,831)
Financing	(1,453)	6,993

Increase in cash in the year	2,391	3,162

	2006	2005
	£’000	£’000
Reconciliation of net cash flow to movement in net debt
Increase in cash in the year	2,391	3,162
Net cash acquired with subsidiaries	—	225
Cash (inflow)/outflow from increase in debt and lease financing	1,866	(6,282)

Change in net debt resulting from cash flows	4,257	(2,895)
Issue of loan notes	—	(2,200)
Exchange movements on loans	372	(21)

Movement in net debt in the period	4,629	(5,116)
Net debt at the start of the period	(25,219)	(20,968)

Net debt at the end of the period	20,590	(26,084)

FD International (Holdings) Limited

Notes to the financial statements

Note 1: Basis of preparation

The consolidated interim financial statements of FD lnternational (Holdings) Limited (“the Company”) for the 9 months ended 30 September 2006 comprise the Company and its subsidiaries (together “the Group”) and the Group’s interest in associates and joint ventures.

The accounting policies adopted by the Company in preparing the consolidated interim financial statements are consistent with those disclosed in the Company’s consolidated financial statements for the year ended 31 December 2005.

The consolidated interim financial statements do not include all of the information required for full annual financial statements and none of the financial information included has been subject to audit.

Note 2: Summary of differences between accounting principles generally accepted in the United Kingdom and the United States of America

The Group’s consolidated interim financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom (‘UK GAAP’), which differs in certain respects from accounting principles generally accepted in the United States of America (‘US GAAP’). Reconciliations of profit after taxation (or net income) and equity shareholders’ funds (or shareholders’ equity) under UK GAAP and those under US GAAP are set out below.

Effect on net income of differences between UK and US GAAP

	Note	Unaudited For the nine months ended 30 September 2006 £’000s	Unaudited For the nine months ended 30 September 2005 £’000s
Net income in accordance with UK GAAP		4,939	1,971

US GAAP adjustments:
- Goodwill	(i)	1,580	1,160
- Business combinations	(ii)	(1,190)	(939)
- Contingent consideration	(iii)	(2,375)	(412)
- Tax	(iv)	1,354	397

Net income in accordance with US GAAP		4,310	2,177

Cumulative effect on shareholders’ equity of differences between UK and US GAAP

	Note	Unaudited At 30 September 2006 £’000s	At 31 December 2005 £’000s
Shareholders’ equity in accordance with UK GAAP		12,104	7,826

US GAAP adjustments:
- Goodwill	(i)	4,598	3,018
- Business combinations	(ii)	(4,446)	(3,036)
- Contingent consideration	(iii)	(3,122)	(748)
- Deferred Taxes	(iv)	2,366	1,236

Shareholders’ equity in accordance with US GAAP		11,500	8,296

FD International (Holdings) Limited

Notes to the financial statements (continued)

(i)	Goodwill

Under UK GAAP, goodwill arising on acquisitions after 1 April 1998 is accounted for in accordance with FRS 10, ‘Goodwill and Intangible Assets’, and capitalised and amortised. Where capitalised goodwill is regarded as having a limited useful economic life, FRS 10 requires the cost to be amortised on a straight-line basis over that life, which generally does not exceed 20 years.

Under US GAAP, the Group has adopted SFAS 142, ‘Goodwill and Other Intangible Assets’ under which it is no longer required to amortise goodwill but is required to subject these assets to at least annual testing for impairment. As a result of these impairment tests, no impairment charge was recorded in the year ended 31 December 2005.

(ii)	Business Combinations

For business combinations, the purchase method of accounting is used for UK GAAP whereby the acquiring entity allocates consideration for the transaction to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition with the differences treated as goodwill. The Group accounts for these business combinations on a consistent basis under US GAAP with the following exceptions:

Under UK GAAP, the Group recognises intangible assets separately in a business combination only when they can be disposed of separately without disposing of the business of the entity. Under US GAAP, the Group recognises acquired intangible assets apart from goodwill if they arise from contractual or other legal rights even if the assets are not transferable or separable from the acquired entity or from other rights and obligations. In connection with the acquisition of FD International, occurring in the year ended 31 December 2003, the Group recognised intangible assets of £7.1m under US GAAP, comprising customer relationships, trademarks and non-compete contracts which are amortised over the their estimated useful lives of 1 to 8 years. In connection with the further business combinations occurring in the year ended 31 December 2005, the Group recognised intangible assets of £4.1m, also comprising customer relationships, trademarks and non-compete contracts which are being amortised over their estimated useful lives of 1 to 10 years.

(iii)	Contingent Consideration

In business combinations, under UK GAAP, the fair value of the consideration payable includes an estimate of amounts that are deferred or that are contingent upon the future revenues of the acquired entity. Under US GAAP, the contractual terms relating to the determination and payment of deferred and contingent consideration may cause elements of the total expected consideration to be treated as compensation cost for post acquisition services. This element is accrued over the relevant service period. In connection with business combinations occurring in the year ended 31 December 2005, the Group recognised £4.1m of contingent consideration as part of the purchase price of the acquired companies under UK GAAP. Under US GAAP, this is recognised as compensation expense in periods subsequent to the acquisition.

(iv)	Deferred Taxes

Under UK GAAP, the Group provides for deferred tax in respect of timing differences that have originated but not reversed at the balance sheet date, where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date. A net deferred tax asset is regarded as recoverable and therefore recognised only when, on the basis of available evidence, it is regarded as more likely than not that there will be suitable taxable profits against which to recover carried forward tax losses and from which the future reversal of underlying timing differences can be deducted.

FD International (Holdings) Limited

Notes to the financial statements (continued)

Under US GAAP, deferred taxation is provided for all temporary differences (differences between the carrying value of assets and liabilities and their corresponding tax bases) on a full liability basis. Deferred tax assets are also recognised (net of a valuation allowance) to the extent that it is more likely than not that the benefit will be realised.

(v)	Reconciliation of consolidated statement of cash flows

Under UK GAAP, the Group complies with FRS 1 (Revised), ‘Cash Flow Statements’, the objective and principles of which are similar to those set out in SFAS 95, ‘Statement of Cash Flows’. The principal difference between the two standards is in respect of classification. Under FRS 1 (Revised), the Group presents its cash flows for (a) operating activities; (b) returns on investments and servicing of finance; (c) taxation; (d) capital expenditure and financial investment; (e) acquisitions and disposals; (f) equity dividends paid; (g) management of liquid resources; and (h) financing activities. SFAS 95 is less prescriptive and recognises only three categories of cash flow activity: (a) operating; (b) investing; and (c) financing.

Cash flows arising from taxation and returns on investments and servicing of finance under FRS 1 (Revised) would be included as operating activities under SFAS 95; dividend payments would be included as a financing activity under SFAS 95 and cash flows from capital expenditure, long-term investments, acquisitions and disposals would be included as investing activities under SFAS 95. In addition, under FRS 1 (Revised), cash represents cash at bank and in hand, less bank overdrafts; cash equivalents (i.e. liquid resources) are not included with cash. Movements of liquid resources are included under a separate heading. Under US GAAP, cash is not offset by bank overdrafts repayable within 24 hours from the date of the advance. Such overdrafts are classified within financing activities under US GAAP. Set out below is a summary consolidated statement of cash flows under US GAAP:

	Unaudited For the nine months ended 30 September 2006 £’000s	Unaudited For the nine months ended 30 September 2005 £’000s
Net cash provided by operating activities	5,708	4,924
Net cash used in investing	(685)	(8,755)
Net cash provided by financing activities	(2,632)	6,993

Net increase in cash	2,391	3,162
Cash at beginning of year	11,231	4,730
Cash at end of year	13,622	7,892